INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements no. 33-32805 and No. 33-32970 of Zila, Inc. on Form S-8 and Registration Statements No. 33-46239, No. 333-06019, and No. 333-00645 of Zila, Inc. on Form S-3 of our
report dated June 30, 1997 appearing in this Current Report on Form 8-K.





/s/ DELOITTE & TOUCHE LLP
-------------------------------------
Deloitte & Touche, LLP
Phoenix, Arizona

July 18, 1997